Exhibit 10.3

LOAN CONTRACT

Party A: (Lender)   Shandong Longkong Travel development Co., Ltd

Party B: (Borrower) Yishui Underground Fluorescent Lake Travel Development Co., Ltd

To relieve the financial strain, Party A agrees to provide a Loan to Party B; the loan fund shall be used by Party B for business operating; through consultations, Both Parties agree to sign the contract:

Article 1: Description of the loan

1.	The loan term shall be one year starting from 30-11-2009 to 29-11-2010.

2.	The loan lending interest rate shall be a monthly rate at of rate of 0.8%.

3.	The loan shall be used for working capital, Party B shall not change the purpose of the loan.

4.	The loan Amount is RMB12, 000, 000.00 Yuan; in words: RMB Twelve Million Yuan.

Article 2: Commitments

1.	The loan is due, Party B commits to repay up. Party B fails to repay the Loan including the principal and interest, Party A may go to laws to recover the loan.

2.	The loan is due, in case of that Party B still has financial strain, the loan may be extended with Party A’s consent.

Article 3: The contract is made out in 2 duplicates, each for both parties.

Party A: (Lender) Shandong Longkong Travel development Co., Ltd     (sealed)

Signature:                    /s/ YU XINBO

Party B: (Borrower) Yishui Di Xia Ying Kwong Hu Nu You Fa Zhen Co Ltd (sealed)

Signature:                    /s/ XU JIAN

Date: 26-11-2009